UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 11, 2025, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), agreed to definitive terms on a Securities Purchase Agreement (the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Company sold the Purchaser, and the Purchaser purchased from the Company: 100 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) for $100,000.

The SPA closed on April 11, 2025, and provided that until the 18th month anniversary of the closing date of the SPA, the Purchaser has the right to participate in any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents or any offering of debt or any other type of financing, or a combination thereof (other certain customary exempt issuances)(each a “Subsequent Financing”), in an amount not to exceed the amount of the Purchaser’s subscription, on the same terms, conditions and price provided for in the Subsequent Financing.

The SPA contains customary representations, warranties and covenants by the Company (including a restriction on entering into any variable rate transaction for a period of 180 days from the closing date of the SPA), customary conditions to closing, indemnification obligations of the Company and the Purchaser, other obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The terms of the Company’s Series B Preferred Stock, which each have a stated value of $1,100 per share, are described in greater detail in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 11, 2024, July 2, 2024 and March 17, 2025, which description is incorporated by reference herein.

The foregoing description of the SPA and Series B Preferred Stock, is only a summary of the material terms of such agreements/filings and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements/filings, which are filed or incorporated by reference as Exhibits 10.1, 3.1, 3.2 and 3.3 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Promissory Note

On April 15, 2025, the Company borrowed $500,000 from Indigo Capital LP (the “Holder”), which loan was evidenced by a Promissory Note dated April 15, 2025 (the “Promissory Note”). The Promissory Note bears interest at 18% per annum, compounded monthly, with accrued interest payable in full on the maturity date, subject to acceleration and prepayment terms as described below.

The Promissory Note matures on the earlier of (i) April 15, 2026 (the “Stated Maturity Date”), (ii) the date on which the Holder provides written notice of acceleration following an event of default or other specified triggering event, and (iii) five (5) business days following the closing of a Qualified Funding (a “Mandatory Prepayment”). “Qualified Financing” means a fundraising by the Company, other than in connection with the sale of notes on substantially similar terms as this Promissory Note, after the date of the Promissory Note, for the principal purpose of raising capital.

Under the terms of the Promissory Note, the Company may prepay the outstanding obligations under the Promissory Note in whole or in part at any time prior to the Maturity Date, subject to a prepayment premium equal to the amount of interest which would have accrued had the Promissory Note been outstanding (and accruing interest) until the Stated Maturity Date (the “Prepayment Premium”). The Company is also required to make the Prepayment Premium upon the occurrence of a Mandatory Prepayment.

Upon an event of default, including nonpayment, breach of covenants, material misrepresentation, bankruptcy or insolvency proceedings, or dissolution, among others, the outstanding amount of the Promissory Note automatically increases to (a) the then principal amount thereof, plus (b) a default amount, equal to the amount of interest which would have accrued had the Promissory Note been outstanding (and accruing interest) until the Stated Maturity Date, minus accrued interest through the date of the occurrence of the event of default. The Holder may, upon such default, declare all outstanding obligations immediately due and payable (including the default amount discussed above, and all accrued and unpaid interest).

The Promissory Note contains customary representations and warranties, affirmative covenants, and negative covenants for a transaction of this nature. The Company’s obligations under the Promissory Note are unsecured.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, a copy of which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Promissory Note”, is incorporated into this Item 2.03 by reference in its entirety. The Company’s entry into the Promissory Note represents a direct financial obligation in the principal amount of $500,000, plus applicable interest, fees, and potential prepayment premiums and default payments, as described above.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the heading “Securities Purchase Agreement”, is incorporated herein by reference.

The sale of the Series B Preferred Stock as discussed above, was exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”). The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Series B Preferred Stock shares sold on April 11, 2025, were converted in full based on an aggregate stated value of $110,000, a maximum of 73,333 shares of common stock would be due to the holders thereof, based on a Conversion Price of $1.50 per share.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of Texas on March 28, 2024 (Filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2024, and incorporated by reference herein)
3.2	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on June 27, 2024 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 2, 2024, and incorporated by reference herein)
3.3	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on March 17, 2025 (Filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on March 19, 2025, and incorporated by reference herein)
10.1*	Form of Securities Purchase Agreement dated April 11, 2025, relating to the sale of 100 shares of Series B Convertible Preferred Stock
10.2*	Promissory Note dated April 15, 2025, evidencing $500,000 owed by Mangoceuticals, Inc. to Indigo Capital LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: April 17, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer